Exhibit 10.31

LOAN AGREEMENT
Revolving Line of Credit

This LOAN AGREEMENT dated January 31, 2006, for reference purposes only, is executed by and between First Republic Bank (‘‘Lender’’) and Greenhill & Co. Inc., a Delaware corporation (‘‘Borrower’’). The exhibits attached hereto (‘‘Exhibits’’) are incorporated herein by this reference, and this agreement and the Exhibits are referred to herein as the ‘‘Agreement.’’

THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, Borrower and Lender agree as follows:

Article 1

DEFINITIONS

For purposes of the Loan Documents, capitalized terms not otherwise defined in this Agreement shall have the meanings provided below or in the Commercial Code.

1.1	Agreement— means this Agreement and any extensions, supplements, amendments or modifications to this Agreement.

1.2	Lender— means and refers to First Republic Bank, a Nevada banking corporation.

1.3	Lender Expenses— means all costs and expenses incurred by Lender in connection with: (i) this Agreement or other Loan Documents; (ii) the transactions contemplated hereby or thereby; (iii) the enforcement of any rights hereunder or thereunder; (iv) the recordation or filing of any documents; (v) Lender’s Attorneys’ Fees; (vi) if applicable, the creation, perfection or enforcement of the lien on any item of collateral; and (vii) any expenses incurred in any proceedings in the U.S. Bankruptcy Courts in connection with any of the foregoing.

1.4	Bankruptcy Code— means the U. S. Bankruptcy Code as now enacted or hereafter amended.

1.5	Borrower Resolution— means, if Borrower is an entity, the resolution, consent or other written authorization executed by Borrower’s governing board, partner(s), member(s), manager(s) or officer(s), as the case may be, authorizing Borrower to execute and deliver this Agreement and the other Loan Documents and to enter into the transactions contemplated hereby and thereby, in form and content acceptable to Lender.

1.6	Borrower's Books— means all of Borrower's books and records including, but not limited to: minute books, ledgers, and records indicating, summarizing or evidencing Borrower's assets, liabilities, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

1.7	Business Day— means any day other than a day on which commercial banks are authorized or required by law to close in the State of California.

1.8	Commercial Code— means the Uniform Commercial Code, as now enacted or hereafter amended, applicable in the State of California.

1.9	Designated Representative— is the person(s) identified in the Borrower Resolution or as otherwise agreed by Borrower in writing.

1.10	Disbursement Date— means the first date on which proceeds of any Advance are disbursed by Lender to Borrower.

1.11	Exhibit— means any Exhibit attached hereto and incorporated herein.

1.12	Governmental Authorities— means: (i) the United States; (ii) the state, county, city or other political subdivision; (iii) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, instrumentalities and authorities; and (iv) all judicial authorities and public utilities having or exercising jurisdiction over Borrower, Borrower’s assets or any Guarantor. The term ‘‘Governmental Authority’’ means any one of the Governmental Authorities.

1.13	Governmental Permits— means all permits, approvals, licenses, and authorizations now or hereafter issued by any Governmental Authority for or in connection with the conduct of Borrower’s business or the ownership or use by Borrower of Borrower’s assets or properties or in connection with the conduct of Guarantor’s business or the ownership or use by Guarantor of Guarantor’s assets or properties.

1.14	Governmental Requirements— means all existing and future laws, ordinances, rules, regulations, orders, and requirements of all Governmental Authorities applicable to Borrower, any Guarantor, or any of Borrower’s or any of Guarantor’s assets or properties.

1.15	Guaranty— means, every guaranty agreement of any kind (including third-party pledge agreements) now or hereafter executed by any Guarantor, and all extensions, renewals, modifications and replacement thereof.

1.16	Guarantor— means, collectively, the Person or Persons, if any, now or hereafter guaranteeing payment of the Loan or payment or performance of the Obligations (or pledging collateral therefor).

1.17	Insolvency Proceeding— means any proceeding commenced by or against any Person, including Borrower, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

1.18	Liquid Assets— means the following assets of the Borrower: (i) cash and certificates of deposit; (ii) treasury bills and other obligations of the federal government; and (iii) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

1.19	Loan— means the Line of Credit and all Advances made by Lender thereunder.

1.20	Loan Documents— means this Agreement and all other documents now or hereafter executed by Borrower, Guarantor or any other Person and delivered to Lender at Lender's request in connection with the transactions contemplated in this Agreement, and all extensions, renewals, modifications and replacements of any or all of such documents.

1.21	Note— means: (i) the promissory note or notes executed in connection herewith and all extensions, renewals, modifications and replacements thereof; and (ii) any additional note or notes now or hereafter executed by Borrower in favor of Lender which specifically recite that they arise out of the Loan Documents, and all extensions, renewals, modifications and replacements thereof.

1.22	Obligations— means all debts, obligations and liabilities of Borrower to Lender under or in connection with this Agreement, the Note, and any of the other Loan Documents, regardless whether such Obligations are currently existing or hereafter created or arising, whether liquidated or unliquidated, including Attorneys' Fees. Notwithstanding anything to the contrary contained in the Loan Documents, the term ‘‘Obligations’’ shall not include any debts that are or may hereafter constitute ‘‘consumer credit’’ which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Lender and Borrower shall otherwise agree in a separate written agreement.

1.23	Permitted Liens— means any and all of the following: (i) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; and (ii) any other liens and encumbrances agreed to in writing by Lender.

1.24	Person— means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization, trustee, or Governmental Authority.

Article 2

Loan Amount and Terms

2.1	Line of Credit Loan.

(a)	Subject to and upon the terms and conditions of this Agreement and so long as no Event of Default has occurred, up to the Advance Expiration Date (defined below), Lender will make a revolving line of credit loan (‘‘Line of Credit’’) to Borrower. The Line of Credit shall not exceed Twenty Million and 00/100 Dollars ($20,000,000.00) (the ‘‘Maximum Loan Amount’’).

(b)	Subject to the terms and conditions of this Agreement, principal may be advanced, repaid, and re-advanced from time-to-time until August 1, 2007 (the ‘‘Advance Expiration Date’’), which date may be extended by a written agreement of Lender and Borrower. All amounts outstanding under the Line of Credit shall be due and payable on August 1, 2007 (the ‘‘Maturity Date’’).

(c)	Borrower may obtain advances of principal under the Line of Credit (‘‘Advances’’) from time to time upon the oral or written request to Lender of Borrower or a Designated Representative of Borrower. Any request for an Advance shall be made at least one (1) Business Day prior to the requested date for such Advance, specifying the amount of the requested Advance. Lender shall render monthly statements of amounts owing by Borrower under this Agreement, including statements of all principal, interest, fees and Lender Expenses owing, and such statement shall be presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Lender, by registered or certified mail, at Lender's place of business indicated in Exhibit A, written objection thereto specifying the alleged error or errors contained in such statement.

(d)	Borrower hereby expressly authorizes Lender to rely on any request for an Advance made by any Designated Representative so long as the proceeds of the Advance are deposited by Lender into Borrower’s Account identified on Exhibit A. Borrower agrees that it, solely, shall bear the risk that any such Advance was not so authorized. All Advances shall be conclusively presumed to have been made for the benefit of Borrower when said Advances are deposited into Borrower’s Account.

(e)	The terms of the Line of Credit shall be reflected in and incorporated into a separate promissory note, which shall be subject to the terms of this Agreement. Interest on the Advances shall accrue as specified in the Note. Borrower hereby agrees to make payment on the Advances (principal and interest) as specified in the Note.

2.2	Fees and Expenses. Borrower shall pay to Lender a loan fee and other fees, if any, in the amount shown on Exhibit A. In addition, Borrower agrees to reimburse Lender for any and all Lender Expenses and hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

2.3	Application of Payments. Upon the occurrence of an Event of Default, Lender, at its option, shall have the right to apply all payments made under this Agreement or other Loan Documents to principal, interest and other Lender Expenses in such order and amounts as Lender may determine in its sole discretion.

Article 3

Representations and Warranties

Until Lender is repaid in full, Borrower makes the following representations and warranties:

3.1	Status. If Borrower is an entity, Borrower is duly organized, validly existing and in good standing under the laws of the state in which it is organized, and is qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires qualification as a foreign entity.

3.2	Authority. This Agreement and each of the other Loan Documents have been duly authorized and, upon execution and delivery, will constitute legal, valid and binding agreements and obligations of Borrower or any Person executing the same, enforceable in accordance with their respective terms.

3.3	Borrower. In Exhibit A: (i) the full and correct name and address; (ii) state of incorporation or formation; and (iii) all trade names for Borrower, are complete and accurate.

3.4	No Conflicts. The execution, delivery and performance by Borrower, any Guarantor or any Person of this Agreement and the other Loan Documents shall not: (i) violate any Governmental Requirements applicable to such Person; (ii) constitute a breach of any provision contained in the organizational papers of such Person; or (iii) constitute an event of default under any agreement to which such Person is now a party or by which such Person may be bound.

3.5	Financial Information. All financial and other information that has been or will be supplied to Lender is sufficiently complete to give Lender accurate knowledge of Borrower's and any Guarantor’s financial condition and is a true statement of Borrower's and any Guarantor’s financial condition and reflects any and all material contingent liabilities.

3.6	Lawsuits. There is no material lawsuit, tax claim or adjustment, or other dispute, pending or threatened against Borrower, its property or any of its businesses.

3.7	Compliance and Taxes. Borrower is in compliance with all Governmental Requirements and has satisfied, prior to delinquency, all taxes due or payable by Borrower.

3.8	Permits, Franchises. Borrower possesses, and will maintain, all Governmental Permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable Borrower to conduct the business in which Borrower is now engaged without conflict with the rights of others.

3.9	Transaction. The Loan is not being incurred primarily for personal, family or household purposes. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any ‘‘margin stock’’ (as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, unless such use is approved in writing by Lender or otherwise expressly contemplated by the Loan Documents. Borrower does not intend to treat the Loan and related transactions as being a ‘‘reportable transaction’’ (within the meaning of Treasury Regulation Section 1.6011-4).

3.10	OFAC; Patriot Act Compliance.

a.	Borrower is not a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of

September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) who is on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (‘‘OFAC’’).

b.	Borrower is in compliance with the Patriot Act. No proceeds of the Loan will be used, directly or indirectly, for payments to any governmental official or employee, political party or its officials, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.11	No Defaults. There is no default by Borrower on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation to which it is a party.

3.12	Investment Company Compliance. Borrower shall not become an ‘‘investment company’’ or a company controlled by an ‘‘investment company,’’ under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of the Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction (as defined in ERISA) to occur, fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a material adverse change in Borrower’s financial condition.

3.13	Continuing and Cumulative Warranties. The warranties and representations set forth in this Section and in any other Loan Document shall be true and correct in all material respects at the time of execution of this Agreement or other Loan Document and shall constitute continuing representations and warranties as long as any of the Obligations remain unpaid or unperformed. The warranties and representations shall be cumulative and in addition to any other warranties and representations which Borrower shall give, or cause to be given, to Lender, now or hereafter.

Article 4

Covenants

Borrower agrees, until Lender is repaid in full or the Loan Documents are terminated, whichever occurs first:

4.1	Accounting Methods; Books and Records. Borrower shall: (i) maintain a standard and modern system of accounting in accordance with generally accepted accounting principles or such other accounting principles as agreed to by Lender, consistently applied during the term of the Loan; (ii) not modify or change its method of accounting; and (iii) permit Lender and any of Lender's representatives, on demand, during usual business hours, to have access to and examine Borrower’s Books. Borrower irrevocably authorizes all accountants and auditors employed by it to respond to and answer all requests from Lender for financial and other information.

4.2	Existence. If Borrower is an entity, Borrower shall maintain its existence in good standing under the laws of the state of its organization and maintain its qualification as a foreign entity in each jurisdiction in which the nature of its business requires such qualification.

4.3	Use of Proceeds. Borrower shall use the Loan proceeds only to (a) fund capital calls for Greenhill Capital Partners I and II; (b) tenant improvements for a new floor at the existing New York location; (c) share repurchases; and (d) other working capital and general corporate purposes.

4.4	Change. Borrower shall not: (i) without thirty (30) days’ prior written consent of Lender, change its name, business structure, identity or state of formation or dissolve, suspend business, liquidate, or merge with any other entity; (ii) without at least thirty (30) days' prior written notice to Lender, change the location of its business; (iii) transfer or sell any of its assets other than in the ordinary course of business; or (iv) purchase or lease all or the greater part of the assets or business of another if in excess of $5,000,000.00.

4.5	Reliance by Lender. Lender may conclusively presume that all oral or written requests, statements, information, certifications, and representations submitted or made by Borrower to Lender in connection with the Loan are true and correct, and Lender shall be entitled to rely thereon, without investigation or inquiry of any kind, in disbursing Loan proceeds and taking or refraining from taking any other action in connection with the Loan.

4.6	Further Assurances. Upon Lender’s request, Borrower, at Borrower’s expense, shall: (i) execute (or re-execute) and deliver such further documents and notices satisfactory to Lender and take any action requested by Lender to carry out the intent of this Agreement and the other Loan Documents; and (ii) provide such reports and information available to Borrower concerning its business and financial condition.

4.7	Financial Information. Borrower shall deliver or cause to be delivered to Lender within ten (10) days of a request from Lender, updated financial information. Borrower shall be at all times in compliance with all financial requirements of Lender and shall immediately notify Lender of any adverse change in the financial condition of Borrower. Borrower acknowledges that Lender will review its credit annually and authorizes Lender to make whatever inquiries it deems necessary and appropriate, including for the purposes of verifying or checking on any information given and evaluating Borrower’s credit and re-verifying its credit from time to time, including obtaining credit bureau reports.

4.8	Insurance. Borrower shall maintain insurance against such casualties, risks and liabilities, in such forms and for such amounts as are required by Lender. The form and substance of all such insurance policies (‘‘Policy’’) shall be reasonably acceptable to Lender and maintained with insurers reasonably acceptable to Lender. Upon Lender's request, Borrower shall provide Lender with evidence satisfactory to Lender regarding the maintenance of the insurance required by this Section. If Borrower fails to provide or pay for any such Policy, Lender, at its option and in its discretion, shall have the right, but not the obligation, to obtain the same at Borrower's expense.

4.9	Maintenance of Properties. Borrower shall: (i) maintain its properties in good condition and repair, normal depreciation excepted; and (ii) not use or permit the use of any of its properties or assets for any unlawful purpose or in any negligent manner or outside the ordinary course of business.

4.10	Liens. Borrower shall keep all of its assets free of all liens, except Permitted Liens

4.11	Solvency. Borrower shall remain solvent at all times during the term of this Agreement such that the total value of its assets will exceed its liabilities (contingent and non-contingent) and will be able to pay its debts as they come due.

4.12	Taxes. Borrower shall pay when due all taxes.

4.13	Pension Plans. Borrower shall pay all amounts necessary to fund all of its employee benefit plans in accordance with their terms, and shall not permit the occurrence of any event with respect to any such plan which would result in its liability, including any liability to the Pension Benefit Guaranty Corporation or any other Governmental Authority.

4.14	Compliance with Applicable Laws. Borrower shall at all times comply with and keep in effect all Governmental Permits relating to it and its assets. Borrower shall at all times comply with: (i) all Governmental Requirements; (ii) all requirements and orders of all judicial authorities which have jurisdiction over Borrower or its assets; and (iii) all covenants, conditions, restrictions and other documents relating to Borrower or its assets.

4.15	Notifications. Borrower shall promptly notify Lender of: (i) any material adverse change in its financial condition and of any condition or event which constitutes a breach of or Event of Default under this Agreement; and (ii) any material pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower.

Article 5

Event of Default

The occurrence of any of the following shall constitute an ‘‘Event of Default’’ under this Agreement, at the option of Lender:

5.1	Failure to Pay. If Borrower fails to make a payment under this Agreement or any Note when due.

5.2	Failure to Perform. If Borrower or other Person fails to perform any obligation or covenant or comply with any requirement under this Agreement or other Loan Document beyond any applicable cure period or the occurrence of an Event of Default under any other Loan Document.

5.3	Misrepresentation. If any statement, information, certification, representation or warranty, whether oral or written, made by Borrower to Lender is false or misleading.

5.4	Guarantor. If Borrower of Guarantor fails to provide any document or information required to be provided by Guarantor under this Agreement or the Guaranty.

5.5	Insolvency. If a voluntary Insolvency Proceeding is commenced by Borrower or Guarantor (if any); or if an involuntary Insolvency Proceeding is commenced against Borrower or Guarantor and not dismissed within sixty (60) days.

5.6	Receivers. If a receiver or similar official is appointed for any of Borrower's assets.

5.7	Injunction. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of Borrower's business affairs.

5.8	Transfers; Dissolution; Death. If there is a dissolution, termination or liquidation of Borrower or any Guarantor if Borrower or any Guarantor is a corporation, partnership, limited liability company or other entity; or the transfer of more than twenty-five percent (25%) of the beneficial interests in Borrower or any Guarantor; or the death or incompetency of Borrower or any Guarantor if Borrower or any Guarantor is an individual.

5.9	Lawsuits. If any lawsuit is filed against Borrower which, if lost, would impair Borrower’s financial condition or ability to repay the Loan.

5.10	Judgments. If any judgments or arbitration awards are entered against Borrower or Borrower enters into any settlement agreements with respect to any litigation or arbitration, any of which would materially impair Borrower's financial condition or ability to repay the Loan.

5.11	Material Adverse Change. If a material adverse change occurs in Borrower's financial condition or ability to repay the Loan.

Article 6

REMEDIES, INDEMNIFICATION AND WAIVERS

6.1	Remedies. If an Event of Default shall have occurred and not been cured or waived in accordance with the terms hereof, Lender shall have the following rights and powers and may, at its option, without notice of its election and without demand, do any one or more of the following: (i) declare any or all of the Obligations to be immediately due and payable; (ii) discontinue advancing money or extending credit in connection with the Loan or under any other document or agreement between Lender and Borrower; or (iii) exercise any or all rights and remedies under this Agreement or any other Loan Document or applicable law. The remedies of Lender, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise.

6.2	Indemnification. Borrower shall indemnify and hold Lender harmless from and against any and all claims, damages, liabilities, actions, and expenses (including Attorneys' Fees) of every kind (collectively, the ‘‘Claims’’) arising out of or relating to any of the following: (i) a breach of any Obligations or warranties under this Agreement; (ii) any act or omission by Borrower or any Guarantor or their employees or agents; or (iii) any of Borrower’s properties. Borrower's obligation to indemnify under this Section shall survive the cancellation of the Obligations.

6.3	Waivers. Borrower waives: (i) the right to direct the application of any and all payments or collections at any time or times hereafter received by Lender on account of any Obligations except for such application as are explicitly required under this Agreement; (ii) demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal relating to any of the Loan Documents; and (iii) all rights, remedies, and benefits under California Civil Code Sections 1479 and 2822(a).

Article 7

Miscellaneous.

7.1	Relationship. Lender shall not be deemed a partner, joint venturer, trustee, fiduciary or participant in Borrower or Borrower's business. The relationship of Borrower and Lender is solely that of borrower and lender.

7.2	Power of Attorney. Borrower irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact, coupled with an interest, with full power, in Lender's own name or in the name of Borrower at any time to sign, record and file all documents referred to in this Agreement. Lender shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power. Lender shall not be obligated to act on behalf of Borrower as attorney-in-fact.

7.3	Choice of Law; Venue. The Loan Documents shall be determined under, governed by and construed in accordance with California law. The parties agree that all actions or proceedings arising in connection with the Loan Documents shall be tried and litigated only in the state courts located in the County of San Francisco, State of California, or the federal courts located in the Northern District of California. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

7.4	Successors and Assigns. The Loan Documents shall be binding on Borrower's and Lender’s successors and assigns. Borrower agrees that it may not assign any of the Loan Documents without Lender’s prior consent. Lender may assign, in whole or in part, all of its right, title and interest in and to this Agreement or any Loan Documents at any time without the consent of Borrower. In connection with any assignment, Lender may disclose all documents and information that Lender has or may hereafter have relating to Borrower and/or any Guarantor.

7.5	Severability; Waivers. Each provision of any Loan Document shall be severable from every other provision of the Loan Documents for the purpose of determining the legal enforceability of any provision. No waiver by Lender of any of its rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by Lender. No act or omission by Lender to exercise a right as to any event shall be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event of the said right.

7.6	Attorneys’ Fees. On demand, Borrower shall reimburse Lender for all costs and expenses, including without limitation, reasonable attorneys' fees, costs and disbursements (and fees and disbursements of Lender's in-house counsel) (collectively ‘‘Attorneys’ Fees’’) expended or incurred by Lender in connection with the amendment and/or enforcement of this Agreement and Lender's rights hereunder whether or not suit is brought. Attorneys’ Fees shall include, without limitation, attorneys’ fees and costs incurred in any State, Federal or Bankruptcy Court, and in any Insolvency Proceeding of any kind in any way related to this Agreement or any other Loan Document.

7.7	Notices. Any notice, demand or request required under the Loan Documents shall be given in writing (at the addresses set forth in Exhibit A) by any of the following means: (i) personal service; (ii) electronic communication, whether by telex, telegram or telecopying or other form of electronic communication; (iii) overnight courier; or (iv) registered or certified, first class U.S. mail, return receipt requested, or to such other addresses as Lender and Borrower may specify from time to time in writing. Any notice, demand or request sent pursuant to either subsection (i) or (ii) above, shall be deemed received upon such personal service or upon dispatch by electronic means. Any notice, demand or request sent pursuant to subsection (iii) above, shall be deemed received on the Business Day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (iv) above, shall be deemed received forty-eight (48) hours following deposit into the U.S. mail.

7.8	Headings. Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of the Loan Documents.

7.9	No Third Party Beneficiaries. The Loan Documents are entered into for the protection and benefit of Lender and Borrower and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

7.10	Integration; Amendment. No modification or amendment to this Agreement or any other Loan Documents shall be effective unless in writing, executed by Lender. Except for currently existing obligations of Borrower to Lender, all prior agreements, understandings, representations, warranties and negotiations between the parties whether oral or written, if any, which relate to the substance of this Agreement, are merged into this Agreement. Borrower hereby waives the right to assert any agreement, promise, fact or any parol (oral) evidence which is contrary to the terms or representations specified in this Agreement.

7.11	Joint and Several Liability. Should more than one Person sign this Agreement or any other Loan Document as Borrower, the obligations of each signatory shall be joint and several.

7.12	Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. A signed copy of this Agreement transmitted by a party to another party via facsimile or an emailed ‘‘pdf’’ version shall be binding on the signatory thereto.

7.13	WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING IN A STATE OR FEDERAL COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CLAIMS RELATING TO THE APPLICATION, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY) BETWEEN LENDER AND BORROWER.

This Agreement is executed as of the date stated at the top of the first page.

LENDER	BORROWER
FIRST REPUBLIC BANK	Greenhill & Co., Inc., a Delaware corporation

By:	Scott McCrea	By:	Harold J. Rodriguez, Jr.
Name:	Scott McCrea		Harold J. Rodriguez, Jr.
Title:	Sr. Managing Director		Treasurer